------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                    the Securities and Exchange Act of 1934


               Date of Report (Date of Earliest Event Reported):
                                 April 2, 1998



                           FAMILY GOLF CENTERS, INC.
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)

  Delaware                        0-25098                       11-3223246
-----------                      ---------                     ------------
(State or other               (Commission File                 (IRS Employer
 jurisdiction of               Number)                          Identification
 incorporation)                                                 No.)

                             225 Broadhollow Road
                           Melville, New York 11747
                   ----------------------------------------
                   (Address of principal executive offices)

                   Registrant's Telephone Number, including
                           area code: (516) 694-1666



                                Not Applicable
                ----------------------------------------------
                (Former Address, if changed since last report)

------------------------------------------------------------------------------

Item 5. Other Events.

         On April 2, 1998, Family Golf Centers, Inc. (the "Company") entered into a definitive merger agreement pursuant to which Eagle Quest Golf Centers, Inc. ("Eagle Quest") will become a wholly-owned subsidiary of the Company. Privately-held Eagle Quest is the second largest owner, operator and manager of golf driving ranges in North America, with 18 golf centers currently owned and managed in the United States and Canada. Eagle Quest has signed letters of intent to acquire eight additional golf centers. Pursuant to the terms of the merger agreement, at the effective date of the merger, the Company will issue approximately 1,152,860 shares of the Company's common stock, par value $.01 per share ("Common Stock"), for all the outstanding shares, options and warrants of Eagle Quest. The transaction, which will be accounted for as a pooling of interest, is expected to close early in the third quarter of 1998.

         The transaction is subject to a number of conditions including Eagle Quest shareholder approval, obtaining judicial approval under Canadian law, SEC review of the pooling of interest accounting treatment, approval under the Hart-Scott-Rodino Act, further due diligence and other customary terms.

         In addition, the Company declared a 3-for-2 stock split on its Common Stock to be paid as a 50 percent stock dividend on May 4, 1998 to shareholders of record as of April 20, 1998.

         The number of shares issued to Eagle Quest were calculated on a pre-split basis.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 6, 1997.
                                    FAMILY GOLF CENTERS, INC.

                                    By:/s/ Pamela S. Charles
                                       ------------------------------
                                       Pamela S. Charles,
                                       Vice President and Secretary


                                       3